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Exhibit 10.37
Addendum No 1
to
Option and License Agreement

This Addendum No. 1 (the “Addendum” is made and entered Into as of this 13th day of July, 2007 (the “Effective Date”) between Silence Therapeutics AG, (formerly known as Atugen AG) a company incorporated under the laws of Germany, whose registered office is at Robert-Rössle-Str. 10, D13125 Berlin, Germany (hereinafter referred to as “ST”), and Quark Pharmaceuticals, Inc. (formerly known as Quark Biotech, Inc.), a corporation incorporated under the laws of California whose principal office is at 6501 Dumbarton Circle Fremont, CA 94555 and QBI Enterprises Ltd., a private company incorporated under the laws of the State of Israel whose principal office is at Weizmann Science Park, P.O. box 4071, Nes Ziona 70400, ISRAEL (together hereinafter referred to as “QBI”)

WHEREAS ST and QBI are parties to an Option and License Agreement dated April 19, 2005 (the “Agreement”);

WHEREAS the Parties are desirous to make certain additions and amendments to the Agreement as set forth more fully below, to reflect their agreement to add additional QBI Targets to the Agreement:

NOW, THEREFORE the Parties hereto agree as follows:

1.	Scope:

1.1	The terms of the Agreement as amended in this Addendum shall apply only to the Additional QBI Products (as defined below).

1.2
The terms of the Agreement (and not of this Addendum) shall continue to apply to the License granted to QBI under the agreement in relation to the [*] target and with respect to the additional target that QBI still has the right to select for an Option and License under the terms and conditions of Agreement (the “Original Target”), except that the selection mechanism described in section 3.2 below will apply in relation to the Original Target.

1.3	The Parties hereby confirm that the Option Period according to Section 3.3 of the Agreement [*].

2.	Definitions:

2.1	In this Addendum, save as otherwise provided herein, all terms defined in the Agreement when used herein shall have their defined meanings as specified in the Agreement.

2.2	“Atugen IP” means Atugen IP as defined in the Agreement [*] Patent application [*] describing the [*] and [*] and all equivalent and derived applications including [*].

2.3
“AtuRNAi(s)” (formerly known as “atuRNAi(s)”) shall mean siRNAs inhibiting Additional QBI Targets (as defined in section 3.1 of this Amendment below) for therapeutic intervention, [*] which would infringe a Valid Patent Claim of the Atugen IP were it not for the grant of the options and licenses set forth in this Addendum.

2.4	“Additional QBI Product” shall mean an AtuRNAi (as defined above), commercialized by QBI or its sublicensee for human diagnostic or therapeutic use.

2.5
“Target” shall mean Homo sapiens “NAME” (abbreviation) mRNA encoded by the XXX gene as more specifically described in Appendix I, and splice variants thereof.  The term target shall include, and the license will allow, using non-human orthologs for preclinical studies that will enable to obtain proof of concept and approval of an IND for clinical trials.  Target could also be a mRNA and protein expression product of a pathogenic organism.

3.	Grant of Additional QBI Options:

3.1
QBI shall be entitled to select up to three (3) additional Targets (the “Additional QBI Targets”) in accordance with section 3.2 of this Amendment below in order to obtain from ST an option for a non-exclusive and worldwide License for the Atugen IP with the right to sub-license in accordance with the terms of the Agreement and this Addendum, to develop and commercialize Additional QBI Products (the “Additional QBI Option(s)”).  The right of QBI to select up to three Additional QBI Targets in order to obtain up to three Additional QBI Options for these selected targets shall [*].  It is understood by the Parties that each such Additional QBI Option will be separately granted by ST for each Additional QBI Target.

3.2
Selection of an Additional QBI Target for the Additional QBI Option.  QBI shall have the right to select an Additional QBI Target in order to obtain an Additional QBI Option as set forth in this Section 3.2:

3.2.1        QBI shall provide ST with the QBI Option Notice for the selected Additional QBI Target for which it requests an option.  This QBI Option Notice has to be sent by mail and by email to the Chief Executive Officer of ST on or before [*].

3.2.2        ST shall have [*] to [*] Additional QBI Target.  Within such time, ST will provide QBI with a [*], where relevant, the [*] (as defined below).  There are [*] in which [*] a particular Target:

1.
If [*] or [*] (e,g., [*]) and such [*] and [*] by [*] a [*] of the [*].  For the purposes of this Addendum a [*] is a [*] of an [*] of [*] and [*], which will [*] by [*], [*] which are [*] under the [*] to [*] or [*] (the “[*]”).

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2.

2.	If [*] with respect to [*] that [*].

3.
If [*] is the [*] with [*] within the [*] that [*] and such [*] and the [*] has [*] by [*] of the [*].  In the event that a [*] or a [*] with the [*] for [*] has [*] within [*] it [*] of [*], [*] and [*] for [*].

3.2.3
[*] that particular Target included in the QBI Option Notice is automatically added to the list of Additional QBI Targets for which QBI has an Additional QBI Option until three (3) Additional QBI Targets are on the list of selected Targets.  For clarity, if [*] as set forth in [*] and [*], in such case QBI shall be [*] that [*] or [*].

3.3
Option Periods:  Each of the three Additional QBI Options will be granted to QBI for a period of [*] starting with the delivery of a QBI Option Notice by QBI to ST (the “Amended Option Period”), and shall automatically expire thereafter unless QBI has exercised the Additional QBI Options by delivery to ST of written notice thereof.  For clarity, the Option Fee of €[*] according to Section 3.7.2 of the Agreement shall be payable within [*] after the delivery of each QBI Option Notice for each Additional QBI Option (provided [*]).

3.4
Exercise of the Additional QBI Options:  QBI can exercise each of the Additional QBI Options granted hereunder after the delivery of the QBI Option Notice to ST at any time during the applicable Amended Option Period by written notice to ST (the “Exercise Notice”).  The exercise of the Additional QBI Option is contingent upon payment of the exercise fee of € [*] (Euro [*]) in accordance with section 3.8 of the Agreement payable within [*] from the delivery of the respective Additional Option Exercise Notice.

3.5
License Grant:  Upon exercise of each specific Additional QBI Option in accordance with section 3.4 above, QBI will have a non-exclusive and worldwide license with the right to sub-license under the Atugen IP and the know-how relating to the AtuRNAi(s) to research, develop, have developed, manufacture, have manufactured, market and sell Licensed QBI Products.

3.6	Milestone Payments and Royalties: Sections 4.3, 4.4 and 4.5 of the Agreement will be amended with respect only to the Additional QBI Products as follows:

3.6.1	In Section 4.3.1.1 of the Agreement the figure €[*] will be replaced by € [*] (Euro [*]);

3.6.2
In both Sections 4.3.1.2 and 4.3.1.3 of the Agreement the figure €[*] will each be replaced by € [*] (Euro [*]), such payment each of €[*] (€[*] in accordance with Section 4.3.2 of the Agreement and as restated in section, 3.6.7 of this Amendment) shall be [*].

3.6.3	The second paragraph of Section 4.3.3 of the Agreement shall be deleted.

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3.

3.6.4	In Section 4.4.1 of the Agreement the figure [*]% will be replaced by [*]%; the figure [*]% will be replaced by [*]%; and the figure [*]% will be replaced by [*]%.

3.6.5	Section 4.4.3 of the Agreement shall be deleted in its entirety and replaced by the following provision:

In the event that QBI develops an Additional QBI Product that is [*] and if QBI or its Sublicensee (i) reasonably determines that, in order to avoid infringement of any patent not licensed hereunder, it is necessary for QBI to obtain a license from a third party, in a country in the Territory and to pay a royalty or other payment under such license (including in connection with settlement of a patent infringement claim), or (ii) shall be subject to a final court or other binding order or ruling requiring the payment of a royalty or other payment to a third party patent holder (“Third Party Patent Licenses”), [*] of any royalties paid under Third Party Patent Licenses by QBI or its Affiliates shall be creditable against royalties payable to ST hereunder, provided, however, that in no event shall such credit cause the royalties payable to ST for any particular year to be reduced to less than [*] of the amount that would otherwise be payable to ST for such year.  In the event of a dispute between QBI and ST on the question whether such Additional QBI Product infringes a patent as above, such dispute will be resolved by a mutually acceptable patent attorney, and failing agreement on such patent attorney, by arbitration in accordance with section 8 of the Agreement.

In the event that QBI develops an Additional QBI Product that is [*], then (i) the royalty stacking provision mentioned in the previous paragraph above of this section 3.6.5 of the Amendment and also any other royalty stacking provision shall [*]; (ii) QBI may enter into a Third Party Patent License [*] that requires such Third Party License as [*] of a [*] AtuRNAi or an Additional QBI Product including a [*] AtuRNAi.  In such event any royalties paid to such third party shall [*].

3.6.6	In sections 4.5.1 and 4.5.2 of the Agreement, the figure [*]% will be replaced by [*]%; and the figure [*]% will be replaced by [*]%.

3.6.7
ST declares and QBI acknowledges that [*] and that consequently the conditions of Sections [*] of the Agreement have been fulfilled with the consequences that (a) the [*] in Section [*] of the Agreement, (b) the [*] in Section [*] of the Agreement and (c) the [*] in Section [*] of the Agreement as well as [*] in accordance with section [*] and [*] in accordance with section [*] of this Amendment shall [*].

4.
For any Additional QBI Target, Sections 2.1 through 2.3, 2.7 though 2.11 and Section 5.2 of the Agreement shall not apply.  For clarity, Sections 2.4 through 2.6 and Section 5.1 will also apply for any Additional QBI Target.  QBI may exercise each such Additional QBI Option for all therapeutic fields including oncology.

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4.

5.
Public Announcements.  QBI and ST agree that they will jointly publicly announce the execution of this Addendum.  The joint press release is set forth in Appendix II attached hereto and may be promptly disseminated following the execution of this Addendum by any party, provided it is approved by QBI’s securities counsel prior to publication; such approval shall not unreasonably be withheld. ST and QBI will communicate on the pipeline page of their respective websites and in the corresponding public announcements for each Option Notice and Exercise Notice and the following announcements for the in-licensed AtuRNAi compounds that the siRNA compounds developed under the agreements with ST have an AtuRNAi structure in-licensed from ST.  QBI undertakes the additional obligation to communicate to ST about the [*] with siRNA compounds which have an AtuRNAi structure within [*] of the [*] and if the [*], within [*] after such [*].  Except for the joint press release set forth in this section 5, no party may make a public statement or disclosure (written or oral), including in analyst meetings, relating to confidential information of this Agreement or its subject matter, without the prior express written permission of the other Party, except where such statement: (a) is required by applicable law or legal proceedings, or (b) in the case of any public statement or disclosure pursuant to clause (a) above, the party required to make such statement or disclosure shall (i) use reasonable efforts to include in such statement or disclosure only the information that, after consultation with counsel, such party believes is required by applicable law to be disclosed and (ii) provide the other party with a copy of such statement sufficiently in advance of dissemination so that the other party will have the opportunity to comment upon the statement, and shall give due consideration to any comments of the other party in the final statement.

6.
[*].  In the event of [*] (as defined below), QBI’s right hereunder to receive an option and a License with respect to Target which [*].  For the avoidance of doubt, QBI’s rights hereunder with respect to Additional QBI Targets that [*] in accordance with Section [*].

For the purposes of this Section - “[*]” shall mean any [*] or [*] which, [*].

In Witness Whereof –

QBI		ST
Quark Pharmaceuticals, Inc.		Silence Therapeutics AG
QBI Enterprise Ltd.

By:	/s/ D. Zurr	By:	/s/ Thomas Christély
Name: Daniel Zurr		Name: Thomas Christély Dr. Klaus Giese
Title: President and CEO		Title: CEO CSO
Date	July 30, 2007	Date:	July 30, 2007

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5.

Appendix I
Target NAME

RefSeqN/NM XXXXX (number defines the Target) Nucleotide sequence of the mRNA including 5’ and 3’ untranslated regions or such identification of the target in EMBL nucleotide databases or similar information that uniquely identifies the target gene if not submitted to RefSeqN or EMBL)

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6.

Appendix II

Silence Therapeutics And Quark Pharmaceuticals Expand Strategic Licensing Agreement.

London, England and Fremont, CA, 30th, July 2007
Silence Therapeutics plc and Quark Pharmaceuticals, Inc. (“Quark”), announced today an expansion of their current strategic technology licensing agreement.

In April 2005 the Companies signed an Option and Licence Agreement, which provided Quark with access to Silence Therapeutics’ novel proprietary siRNA technology, AtuRNAi.  The first outcome of Companies’ relationship was the development of the AtuRNAi technology-based compound RTP801i, which was licensed to Pfizer Inc in 2006 by Quark and is currently in a phase 1 clinical trial in patients with wet age related macular degeneration.  Quark’s product portfolio includes one additional siRNA molecule with a structure covered by patents licensed from Silence Therapeutics.

The expanded agreement provides Quark with options to non-exclusive licenses to develop additional molecules against 3 specific targets using Silence Therapeutics’ proprietary AtuRNAi technology.  The terms of the amendment signed today will entitle Silence Therapeutics to milestone payments and a royalty on product sales after exercise of the options by Quark.  Further financial details were not disclosed,

Danny Zurr, Chief Executive Officer of Quark Pharmaceuticals:  “We are pleased to extend our relationship with Silence Therapeutics.  We believe extending this relationship provides Quark with opportunities to further develop its pipeline of clinical product candidates targeted at indications with significant unmet medical needs.”

Iain Ross, Chairman of Silence Therapeutics stated: “This is a long-standing relationship for us and we are pleased we have been able to broaden it.  The goal in the RNAi sector is to advance clinical development and Quark has already proven it can utilise our proprietary AtuRNAi technology and take products into the clinic.  This agreement forms part of our continuing strategy of signing target-specific collaboration and license agreements with pharmaceutical and biotech companies which will lead to a broader clinical application of our AtuRNAi product platform outside of our internal programs for systemic applications in oncology.”

- Ends -

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7.

Notes to Editors

Quark Pharmaceuticals is a clinical-stage biopharmaceutical company focused on discovering and developing novel therapeutics based on its proprietary gene discovery science and technology, with an initial focus on drug candidates that work through the natural mechanism in the cell known as RNA interference, or RNAi, for the treatment of diseases associated with oxidative stress.  Quark believes that its proprietary target gene discovery platform, BIFARTM, combined with its ability to design and successfully deliver synthetic molecules of the new class of RNAi therapeutics known as small-interfering RNA, or siRNA, to specific organs in the body, enables the Company to rapidly develop drug candidates.  Quark has two internally discovered and developed lead product candidates: RTP801i-14 in phase 1 clinical trial for the treatment of wet age-related macular degeneration, and AKIi-5 for the prevention of acute renal failure.  The Company has licensed RTP801i-14 to Pfizer on an exclusive worldwide basis.  Quark corporate product development teams are based in Fremont, CA and research facilities in Ness-Ziona, Israel.  Additional information is available at www.quarkpharma.com

Notes to Editors

Silence Therapeutics plc (www.silence-therapeutics.com)

Silence Therapeutics plc (LSE:SLN) is a leading RNAi company.  RNA interference (RNAi) can selectively ‘silence’ genes linked to the onset of disease.

Silence Therapeutics has developed novel, proprietary short interfering RNA (‘siRNA’) molecules, AtuRNAi, which provide a number of advantages over conventional siRNA molecules as they show increased stability against nuclease degradation.  In addition, the Company has developed a proprietary systemic delivery system, AtuPLEX.  This enables the delivery of siRNA molecules to targeted diseased tissues and cells, whilst increasing their bioavailability and intracellular uptake.

In July 2007, Silence Therapeutics formed a research and development collaboration with Astra Zeneca to develop AtuRNAi against five targets in respiratory indications.  The Group’s AtuRNAi technology has also been sublicensed to Pfizer by Quark Pharmaceuticals, through Quark’s license of the compound RTP-801i-14 for the treatment of Age-related Macular Degeneration (AMD) and a number of other indications.  This compound entered the clinic in early 2007.  Quark Pharmaceuticals, Inc. has developed a further compound, AKIi-5, having AtuRNAi structure under the existing licence from Silence Therapeutics.  This compound has been granted an IND for acute kidney injury and is expected to enter the clinic in 2007.  In addition, Silence Therapeutics expects to begin the clinical development of its proprietary AtuRNAi therapeutic molecules for systemic cancer indications, such as gastrointestinal and non-small lung cancer, in 2008.

Silence Therapeutics is based in London, UK, and Berlin, Germany, and is listed on AIM.

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8.

About RNAi

RNA interference (RNAi), a Nobel Prize winning technology, is one of the most exciting areas of drug discovery today. It represents a completely new approach to selectively ‘silence’ or inactivate disease relevant genes and as such it has the potential to create a new class of therapeutic products.  RNAi could therefore offer a therapeutic approach to a broad range of diseases (cancer, infectious diseases, inherited diseases), many of which have been regarded as incurable and are not addressed by current therapeutics, therefore providing a large market opportunity.

Forward-Looking Statements

This press release includes forward-looking, statements that are subject to risks, uncertainties and other factors.  These risks and uncertainties could cause actual results to differ materially from those referred to in the forward-looking statements.  All forward-looking statements are based on information currently available to Silence Therapeutics and Silence Therapeutics assumes no obligation to update any such forward-looking statements.

Enquiries:
For further information, please contact the following:

Silence Therapeutics plc +44(0)20 7307 1620 Iain Ross, Chairman Melvyn Davies, Finance Director	Quark Pharmaceuticals, Inc. +1-510-402-4020 Rami Skaliter, Chief Operating Officer

+49(0) 30 9489 2800 Thomas Christély, Chief Operating Officer Dr. Klaus Giese, Chief Scientific Officer

Investor Relations Citigate Dewe Rogerson +44(0)20 7638 9571 David Dible Yvonne Alexander	Investor Relations The Ruth Group +1-846-536-7033 / 7025 Janine McCargo / Jason Rando jmccargo@theruthgroup.com jrando@theruthgroup.com

Nominated Advisers Grant Thornton Corporate Finance +44(0)20 7383 5100 Gerry Bearley Colin Aaronson

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9.